Exhibit 99.(h)(ii)(e)

Dated:                      , 2013

Exhibit 1

to

TRANSFER AGENCY AND REGISTRAR AGREEMENT

LIST OF PORTFOLIOS

Munder Series Trust

Munder Bond Fund

Munder Emerging Markets Small-Cap Fund

Munder Growth Opportunities Fund

Munder Index 500 Fund

Munder Integrity Mid-Cap Value Fund

Munder Integrity Small/Mid-Cap Value Fund

Munder International Fund — Core Equity

Munder International Small-Mid Cap Fund

Munder Micro-Cap Equity Fund

Munder Mid-Cap Core Growth Fund

Munder Veracity Small-Cap Value Fund

MUNDER SERIES TRUST		BNY MELLON INVESTMENTSERVICING (US) INC.

By:		By:

Name:	Stephen J. Shenkenberg	Name:

Title:	Vice President	Title:

1